SCHEDULE 14C INFORMATION
INFORMATION STATEMENT PURSUANT TO SECTION 14(C) OF THE
SECURITIES EXCHANGE ACT OF 1934
(AMENDMENT NO.)

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NATIONWIDE VARIABLE INSURANCE TRUST
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NATIONWIDE VARIABLE INSURANCE TRUST
1000 Continental Drive, Suite 400
King of Prussia, Pennsylvania 19406
(800) 848-6331

April 4, 2011

Dear Shareholder:

The enclosed Information Statement details a recent subadviser change relating to the NVIT Multi-Manager Mid Cap Growth Fund (the “Fund”), a series of Nationwide Variable Insurance Trust (the “Trust”).

Specifically, the Board of Trustees (the “Board”) of the Trust has approved the selection of Wells Capital Management, Inc. (“WellsCap”) to serve as a new subadviser to the Fund, managing a portion of the Fund’s assets.  The addition of WellsCap as a subadviser to the Fund was effective on January 24, 2011.  The Trust has received an exemptive order from the U.S. Securities and Exchange Commission that allows certain subadviser changes to be made without shareholder approval (the “Manager of Managers Order”).  The Manager of Managers Order instead requires that this Information Statement be sent to you.

The Board approved the addition of WellsCap as a subadviser to the Fund upon the recommendation of Nationwide Fund Advisors (“NFA”), the investment adviser to the Fund.  This recommendation was based on several factors, including:

•	the desire to increase the Fund’s diversification of portfolio management styles;
•	the desire to improve the Fund’s performance; and
•	WellsCap’s investment process, experience, and performance with mid-cap growth equity investments.

Please read the enclosed Information Statement for additional information.

We look forward to continuing to serve you and the Fund in the future.

Sincerely,

/s/ Eric E. Miller

Eric E. Miller
Secretary, Nationwide Variable Insurance Trust

NATIONWIDE VARIABLE INSURANCE TRUST
1000 Continental Drive, Suite 400
King of Prussia, Pennsylvania 19406
 (800) 848-6331

INFORMATION STATEMENT

The Board of Trustees (the “Board”) of Nationwide Variable Insurance Trust (the “Trust”) is furnishing this Information Statement with respect to the NVIT Multi-Manager Mid Cap Growth Fund (the “Fund”).  All owners (“Contract Owners”) of variable annuity contracts or variable life insurance policies (“variable contracts”) who, as of the date hereof, had selected the Fund as an underlying investment option within their variable contract will receive this Information Statement.  This Information Statement will be sent to Contract Owners on or about April 15, 2011.    The Information Statement is also available online at www.nationwide.com/mutualfundsshareholdernews.  The Trust has received an exemptive order (the “Manager of Managers Order”) from the Securities and Exchange Commission (the “SEC”), which permits Nationwide Fund Advisors (“NFA”), the Fund’s investment adviser, to hire new subadvisers that are unaffiliated with NFA, to terminate subadvisory relationships, and to make changes to existing subadvisory agreements with the approval of the Board, but without obtaining shareholder approval provided, among other things, that the Fund sends to its shareholders (or, in this case, the Contract Owners who have selected the Fund as an investment option) an information statement describing any new subadviser within 90 days of hiring such subadviser.

WE ARE NOT ASKING YOU FOR A PROXY OR VOTING INSTRUCTIONS AND
WE REQUEST THAT YOU NOT SEND US A PROXY OR VOTING INSTRUCTIONS.

INTRODUCTION

The Fund is an investment portfolio or series of the Trust.  The Trust, on behalf of the Fund, has entered into an Investment Advisory Agreement with NFA.  Pursuant to the Investment Advisory Agreement, NFA may select one or more subadvisers for the Fund and supervises the Fund’s daily business affairs, subject to the supervision and direction of the Board.  NFA selects subadviser(s) it believes will provide the Fund with high quality investment management services consistent with the Fund’s investment objective.  NFA is responsible for the overall monitoring of the Fund’s subadviser(s).

Effective January 24, 2011, Wells Capital Management, Inc.  (“WellsCap”) began serving as subadviser to a portion of the Fund’s assets.  The Fund’s previous subadvisers, Neuberger Berman Management LLC (“Neuberger Berman”) and American Century Investment Management, Inc. (“American Century”), continue to subadvise separate portions of the Fund.  WellsCap is independent of NFA, and discharges its responsibilities subject to the oversight and supervision of NFA.  WellsCap is paid by NFA from the fees NFA receives from the Fund.  In accordance with procedures adopted by the Board, a subadviser may effect portfolio transactions through an affiliated broker-dealer that receives brokerage commissions in connection therewith as permitted by applicable law.

The purpose of this Information Statement is to report the selection of WellsCap, located at 525 Market Street, San Francisco, California 94105, as a subadviser to the Fund.  WellsCap began subadvising the Fund on January 24, 2011, following action taken by the Board on December 14, 2010 to approve WellsCap as a subadviser to the Fund.  The decision by the Board to approve WellsCap as a subadviser, as well as other important information, is described in more detail below.

RECOMMENDATION TO APPROVE SUBADVISER

As part of NFA’s duties to select and supervise the Fund’s subadviser(s), NFA is responsible for communicating performance expectations to, and evaluating the performance of a subadviser and recommending to the Board whether new subadvisers should be hired or whether a subadviser’s contract with the Trust should be renewed, modified or terminated.  NFA periodically provides written reports to the Board describing the results of its evaluation and monitoring functions.

The Fund’s investment objective is to seek long-term capital growth.  Under normal conditions, the Fund invests at least 80% of its net assets in equity securities issued by mid-cap companies.  The Fund employs a “growth” style of investing.  In other words, the Fund seeks companies whose earnings are expected to grow consistently faster than those of other companies.  Prior to January 24, 2011, the Fund consisted of two portions managed by different subadvisers, i.e., Neuberger Berman and American Century.  NFA had chosen these subadvisers because they approach investing in stocks of mid-cap companies in a different manner from each other.  NFA believed that the addition of a third subadviser to the Fund would increase diversification among securities and investment styles, which could potentially improve the Fund’s overall investment performance while reducing risk and volatility.

NFA employed a subadviser selection process that was driven by certain qualitative and quantitative criteria, including performance record, investment strategies, and strength and depth of management.  For those potential subadvisers that met the performance requirements, a number of other factors were applied, such as whether it had kept its risk level within a reasonable range of the Fund’s benchmark index (Russell MidCap Growth Index).  Discussions and on-site due diligence visits were then conducted with the potential subadvisers that met NFA’s qualitative and quantitative measures.

WellsCap

Of the potential subadvisers that were evaluated, NFA found WellsCap to be the most qualified and appropriate candidate to serve as a third subadviser to the Fund, considering the results of a detailed due diligence process, the Fund’s investment objective and strategies, and the combination of its portfolio management style with those of Neuberger Berman and American Century.  WellsCap seeks superior long-term results by identifying growth companies at an early or transitional stage of their development, before their potential is discovered by the market.  WellsCap employs bottom-up fundamental research to select stocks of mid-cap companies that it considers to have successful business plans.  In order to manage risk and seek stocks that are trading at a discount to their growth rate, WellsCap maintains a disciplined valuation approach based on its own earnings forecasts and price targets.  By using what WellsCap believes to be conservative earnings forecasts and price targets in their valuation analysis, the portfolio managers attempt to select companies that display superior management with a well-defined business plan, increasing market share, strong projected earnings growth, and high, sustainable margins.

Based on the foregoing factors, NFA decided to recommend that WellsCap serve as a subadviser to the Fund.

On March 21, 2011, after NFA’s selection of WellsCap as the third subadviser to the Fund, NFA learned that the team initially assigned to manage the WellsCap portion of the Fund’s assets (the “Montgomery Growth Equity Team”) departed WellsCap to pursue other opportunities.  One team member, Stuart O. Roberts, will remain with WellsCap and will help to oversee the transition of the portfolio to the Wells Capital Management Fundamental Growth Equity Team (the “Fundamental Growth Equity Team”) led by Thomas J. Pence.  Mr. Pence has assumed responsibility for WellsCap’s mid cap growth strategies, and will, along with the rest of the Fundamental Growth Equity Team, implement the same philosophy, and bring the same depth of experience to the management of the Fund’s assets as the Montgomery Growth Equity Team has.  The Fundamental Growth Equity Team currently manages a sleeve of the NVIT Multi-Manager Large Cap Growth Fund, another series of the Trust, and was among the subadviser candidates to pass NFA’s quantitative and performance tests included in the original subadviser search for the Fund.

The strategy of the Montgomery Growth Equity Team was to identify growth companies at an early or transitional stage of development, apply pure fundamental research complemented by insights from high-level industry professionals, and perform superior valuation analysis combined with conservative earnings forecasts and price targets.

The Fundamental Growth Equity Team manages a small- and medium-capitalization strategy that is similar to the Montgomery Growth Equity Team from a capitalization perspective, which will allow the WellsCap sleeve of the Fund to maintain the market cap diversification that made the Montgomery Growth Equity Team a good fit for the Fund.  The Fundamental Growth Equity Team has more of a growth bias than the Montgomery Growth Equity Team, and seeks to identify companies that have the prospects for improving sales and earnings growth rates, enjoy a competitive advantage and have effective management with a history of making investments that are in the best interests of the company’s shareholders.  On March 25, 2011, NFA conducted on-site due diligence with the Fundamental Growth Equity Team, and informed the Board of the results of that due diligence and NFA’s confidence in the Fundamental Growth Equity Team to continue to manage the WellsCap sleeve of the Fund in a substantially similar manner as that of the Montgomery Growth Equity Team.  NFA directed the Fundamental Growth Equity Team to transition the WellsCap sleeve of the Fund to its model portfolio as soon as possible.  WellsCap has agreed to either absorb and/or pay all related portfolio transaction costs.

Thomas J. Pence, CFA, Managing Director and Senior Portfolio Manager at WellsCap, is jointly responsible for managing the WellsCap portion of the Fund.  He joined WellsCap in 2005 as a portfolio manager.  Prior to joining WellsCap, Mr. Pence was a portfolio manager with Strong Capital Management, Inc. since October 2000.  Mr. Pence holds a bachelor’s degree in business from Indiana University and a master’s degree in business administration from the University of Notre Dame.

Michael T. Smith, CFA, Senior Portfolio Manager at WellsCap, is jointly responsible for managing the WellsCap portion of the Fund.  Mr. Smith joined WellsCap in 2005, has served as a portfolio manager since 2006, and also serves as a research analyst with primary responsibilities covering the health care sector. Prior to joining WellsCap, Mr. Smith was a research analyst at Strong Capital Management, Inc. since 2000.  Mr. Smith holds a bachelor’s degree in economics from DePauw University.

BOARD CONSIDERATIONS

At a Board meeting held in-person on December 14, 2010, the Board, including the Trustees who are not considered “interested persons” under the Investment Company Act of 1940 (the “1940 Act”) (“Independent Trustees”), discussed and unanimously approved the appointment of WellsCap to subadvise a portion of the Fund’s assets.  The Trustees were provided with detailed materials relating to WellsCap in advance of and at the meeting. The material factors and conclusions that formed the basis for the approval are discussed below.

The Nature, Extent, and Quality of the Services Provided by WellsCap as Subadviser.  The Board considered the information provided by NFA relating to WellsCap, including information relating to the impact to the Fund’s risk/return profile anticipated by NFA by adding WellsCap to subadvise alongside Neuberger Berman and American Century.  Information provided by NFA and considered by the Board noted the strength of WellsCap’s fundamental investment process and risk-adjusted performance with respect to other mid-cap growth equity portfolios it manages.  The Board concluded that the nature and extent of the services provided were consistent with industry standards and that the quality of the services was expected to be good.

Investment Performance.  The Board evaluated the Fund’s investment performance and considered the performance of the portfolio managers who were expected to manage the Fund on behalf of WellsCap. The Trustees concluded that the historical investment performance record of the portfolio managers who were expected to manage the Fund on behalf of WellsCap, in combination with various other factors, supported a decision to approve the subadvisory agreement.

Fee Levels.  The Board considered the Fund’s overall fee level and noted that the overall expenses of the Fund would not be increased because of the subadvisory agreement, as WellsCap’s fees are paid out of the advisory fee that NFA receives from the Fund.  The Board concluded that the subadvisory fees to be paid to WellsCap were fair and reasonable.

Economies of Scale.  The Board noted that the Fund’s current advisory fee schedule includes breakpoints that are intended to result in fee reductions to shareholders over time as assets increase.

Profitability; Fall-Out Benefits.  The Board considered the factor of profitability to WellsCap as a result of the subadvisory relationship with the Fund.  In addition, the Board considered whether any “fall-out” or ancillary benefits would accrue to WellsCap as a result of its relationship with the Fund.

Terms of the Subadvisory Agreement.  The Board reviewed the terms of the subadvisory agreement and noted that the non-compensatory terms are substantially similar in all material respects as the terms of the subadvisory agreements that the Trust currently has in place with other unaffiliated subadvisers.  The Board concluded that the terms were fair and reasonable.

Conclusion.  Based on a totality of the above-noted factors taken together, instead of any single factor, the Board concluded that the approval of the subadvisory agreement was in the best interests of the Fund and its shareholders.  The Board unanimously approved the subadvisory agreement.

THE SUBADVISORY AGREEMENT

The subadvisory agreement with WellsCap, dated January 24, 2011 (the “Agreement”), was approved by the Board on December 14, 2010.  In accordance with the Manager of Managers Order, the Agreement will not be submitted to the Fund’s shareholders for their approval.  The following is a brief summary of the material terms of the Agreement.

Term.  The Agreement has an initial term that expires on May 1, 2012 and continues for successive one-year terms thereafter as long as its continuance is approved by the Board.  The Agreement can be terminated on not more than 60 days written notice by NFA, the Trust on behalf of the Fund, a majority of the outstanding voting securities of the Fund, or WellsCap. The Agreement terminates automatically if assigned by any party.

Fees.  Under the Agreement, the annual fee payable by NFA to WellsCap (as a percentage of the Fund’s average daily net assets) is set forth in the table attached as Exhibit A.

Duties.  Under the Agreement, NFA is responsible for assigning all or a portion of the Fund’s assets to WellsCap and for overseeing and reviewing the performance of WellsCap.  Under the current arrangement, WellsCap initially will manage approximately 40% of the Fund’s assets.  WellsCap is required to manage the Fund in accordance with the Fund’s investment objective and policies, subject to the supervision of NFA and the Board.

Brokerage.  Under the Agreement, WellsCap is authorized to purchase and sell securities on behalf of the Fund through brokers or dealers WellsCap selects and to negotiate commissions to be paid on such transactions.  In doing so, WellsCap is required to use reasonable efforts to obtain the most favorable price and execution available but is permitted, subject to certain limitations, to pay brokerage commissions that are higher than what another broker might have charged in return for brokerage and research services.

Indemnification.  Under the Agreement, WellsCap and its affiliates and controlling persons cannot be held liable to NFA, the Trust, the Fund or the Fund’s shareholders in the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of its duties under the Agreement. The Agreement provides that nothing in the Agreement, however, relieves WellsCap from any of its obligations under federal and state securities laws and other applicable law.

WellsCap is required, under the Agreement, to indemnify NFA, the Trust, the Fund and their respective affiliates and controlling persons for any liability or expenses sustained by them as a result of WellsCap’s willful misfeasance, bad faith, gross negligence, reckless disregard of its duties or violation of applicable law.  The Agreement contains provisions pursuant to which NFA is required to indemnify WellsCap for any liability and expenses which may be sustained as a result of NFA’s willful misfeasance, bad faith, gross negligence, reckless disregard of its duties or violation of applicable law.

Regulatory Requirements.  The Agreement also includes provisions arising from regulatory requirements.  These provisions include a requirement that WellsCap establish and maintain written proxy voting procedures in compliance with current, applicable laws and regulations, including, but not limited to, Rule 30b1-4 under the 1940 Act.  Also, the provisions include language required by Rule 17a-10 under the 1940 Act that permits WellsCap to execute securities transactions under limited circumstances through broker-dealers deemed to be affiliated with the

Fund, subject to certain prohibitions on consultations between WellsCap and other subadvisers to funds affiliated with the Fund.

Further Information. The foregoing description of the Agreement is only a summary and is qualified in its entirety by reference to the text of the Agreement.  A copy of the Agreement is on file with the SEC and is available (i) in person at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549-0102 (upon payment of any applicable fees); (ii) by mail at the SEC, Public Reference Section, 100 F Street, N.E., Washington, D.C. 20549-0102 (upon payment of any applicable fees); or (iii) at the SEC’s website - http://www.sec.gov - through the EDGAR system.

OTHER INFORMATION ABOUT WELLSCAP

WellsCap is located at 525 Market Street, San Francisco, California 94105. WellsCap is an indirect, wholly owned subsidiary of Wells Fargo & Company.  The following table sets forth the name and principal occupation of the principal executive officer and each director of WellsCap.  The address of each person listed below is 525 Market Street, San Francisco, California 94105.

Name	Title
Robert Willis Bissell	President
Kirk Douglas Hartman	Executive Vice President, Chief Investment Officer
Mai Shiver	Director and Chief Compliance Officer
Karen Norton	Chief Administrative and Operations Officer
Jose Mari Casas	Chief Technology Officer

MORE ABOUT FEES AND EXPENSES

The Fund pays NFA an investment advisory fee at an effective annual rate (as a percentage of the Fund’s average daily net assets) as set forth in the table attached as Exhibit B.

During the fiscal year ended December 31, 2010, the Fund paid the amounts to NFA as set forth in the table attached as Exhibit C.

ADDITIONAL INFORMATION

NFA serves as the Fund’s investment adviser pursuant to an Investment Advisory Agreement that was last approved by the Board, including the Independent Trustees, on March 11, 2011.  The Investment Advisory Agreement was last approved by Fund shareholders on April 25, 2007.  The key features of the Investment Advisory Agreement are described below.

Advisory Services. Under the Investment Advisory Agreement, NFA, subject to the supervision and direction of the Board: (i) sets overall investment strategy for the Funds; (ii) has overall supervisory responsibility for the general management and investment of the Fund’s assets; (iii) determines the allocation of assets among one or more subadvisers, if any; and (iv) has full investment discretion to make all determinations with respect to the investment of a Fund’s assets not otherwise assigned to a subadviser.  With regard to subadvisers, NFA, subject to the supervision and direction of the Board: (i) researches and evaluates each subadviser, if any; (ii) performs initial due diligence on prospective subadvisers; (iii) monitors each subadviser’s ongoing performance; (iv) communicates performance expectations and evaluations to each subadviser; and (v) recommends to the Board whether a subadviser’s contract should be renewed, modified or terminated. NFA also is responsible for recommending changes or additions to the subadvisers and is responsible for compensating each subadviser.  Finally, NFA is responsible for providing periodic reports to the Board concerning the Funds’ business and investments as the Board requests.

Continuance. The Investment Advisory Agreement may be continued from year to year by a majority vote of the Board or by a vote of a majority of outstanding shares of the Fund, provided that, in either case, the terms and the renewal have been approved by the vote of a majority of the Independent Trustees, cast in person, at a meeting called for the purpose of voting on such approval.

Termination. The Investment Advisory Agreement provides that it may be terminated, without the payment of any penalty by vote of a majority of the Trustees of the Trust or by vote of a majority of the outstanding voting securities of the Fund, or by NFA, in each case, upon not more than 60-day written notice to the other party.  The Investment Advisory Agreement also provides that it will automatically and immediately terminate in the event of its assignment.

As of January 24, 2011, the Fund had issued and outstanding the shares in the amounts as set forth in the table attached as Exhibit D.

As of January 24, 2011, to the Trust’s knowledge, no person, except as set forth in the table at Exhibit E, had or shared voting or investment power over more than 5% of the outstanding shares of any class of the Fund.

As of January 24, 2011, the Executive Officers and Trustees of the Trust as a group owned less than 1% of the outstanding shares of any class of the Fund.

Although the Trust is not asking Contract Owners to vote on the approval of WellsCap as a subadviser to the Fund, the Trust is required by the rules of the SEC to summarize the voting rights of Contract Owners.  Whenever a matter affecting the Fund requires shareholder approval, a shareholder meeting generally will be held and a proxy statement and proxy/voting instruction forms will be sent to the Fund’s shareholders and to Contract Owners who have selected the Fund as an underlying mutual fund option.  Shares of the Fund are available exclusively as a pooled funding vehicle for variable contracts offered by the separate accounts, or sub-accounts thereof, of certain life insurance companies (“Participating Insurance Companies”).  The Participating Insurance Companies own shares of the Fund as depositors for the Contract Owners.  Thus, individual Contract Owners do not vote on such matters directly because they are not shareholders of the Fund. Rather, the Participating Insurance Companies and their separate accounts are shareholders and will then vote the shares of the Fund in accordance with Contract Owners’ voting instructions.  If voting instructions are not received, the separate accounts will vote the shares of the Fund for which voting instructions have not been received in proportion (for, against, or abstain) to those for which timely voting instructions have been received.  As a result, those Contract Owners that choose to vote, as compared with their actual percentage of ownership of the Fund, may control the outcome of the vote.  Each share of the Fund is entitled to one vote, and each fraction of a share is entitled to a proportionate fractional vote.  Contract Owners also may revoke previously submitted voting instructions in accordance with instructions contained in the proxy statement sent to the Fund’s shareholders and to Contract Owners.

The foregoing description of Contract Owner voting rights with respect to the Fund is only a brief summary of these rights.  Whenever shareholder approval of a matter affecting the Fund is required, the proxy statement sent to shareholders and to Contract Owners will fully describe the voting rights of Contract Owners and the voting procedures that will be followed at the shareholder meeting.

Currently, Nationwide Fund Distributors LLC (“NFD”), an affiliate of NFA, acts as the Trust’s principal underwriter.  Under the terms of a Joint Fund Administration and Transfer Agency Agreement, Nationwide Fund Management LLC (“NFM”), an indirect wholly owned subsidiary of Nationwide Financial Services, Inc. (“Nationwide Financial”), provides various administrative and accounting services, including daily valuation of the Fund’s shares, preparation of financial statements, tax returns, and regulatory reports, and presentation of quarterly reports to the Board of Trustees.  NFM also serves as transfer agent and dividend disbursing agent for the Fund.  The address for NFA, NFD and NFM is 1000 Continental Drive, Suite 400, King of Prussia, Pennsylvania 19406.

NFA is a wholly owned subsidiary of Nationwide Financial, a holding company which is a direct wholly owned subsidiary of Nationwide Corporation. All of the common stock of Nationwide Corporation is held by Nationwide Mutual Insurance Company (95.2%) and Nationwide Mutual Fire Insurance Company (4.8%), each of which is a mutual company owned by its policyholders. The address for each of Nationwide Financial, Nationwide Corporation, Nationwide Mutual Insurance Company and Nationwide Mutual Fire Insurance Company is One Nationwide Plaza, Columbus, Ohio 43215.

No Officer or Trustee of the Trust is an officer, employee, or director of WellsCap, nor do any such Officers or Trustees own securities issued by, or have any other material direct or indirect interest in, WellsCap, or any other person controlling, controlled by or under common control with WellsCap.

The Trust will furnish without charge, a copy of the Trust’s most recent Annual Report to shareholders and Semiannual Report to shareholders succeeding the Annual Report, if any, upon request. This request may be made either by writing to the Trust at the address contained on the first page of this Information Statement or by calling toll-free (800) 848-6331. The Annual Report and the Semiannual Report will be mailed to you by first-class mail within three business days of receipt of your request.

By Order of the Board of Trustees of
Nationwide Variable Insurance Trust,

/s/ Eric E. Miller

Eric E. Miller, Secretary
April 4, 2011

EXHIBIT A

SUBADVISORY FEES

The annual fee payable by NFA to WellsCap (as a percentage of the Fund’s average daily net assets under WellsCap’s management) is set forth in the following table.

Fund Name	Subadvisory Fees
NVIT Multi-Manager Mid Cap Growth Fund	0.40% on Subadviser Assets up to $200 million; 0.32% on Subadviser Assets of $200 million and more but less than $500 million; and 0.30% on Subadviser Assets of $500 million and more.

EXHIBIT B

INVESTMENT ADVISORY FEES

The Fund pays NFA an investment advisory fee at an effective annual rate (as a percentage of the Fund’s average daily net assets) as set forth in the following table.

Fund Name	Advisory Fees
NVIT Multi-Manager Mid Cap Growth Fund	0.75% on assets up to $1 billion; and 0.70% on assets of $1 billion and more.

EXHIBIT C

INVESTMENT ADVISORY FEES PAID TO NFA

The chart below sets forth the investment advisory fees paid by the Fund to NFA for the year ended December 31, 2010. The amount indicated is net of waivers.

Fund	Advisory Fees ($)
NVIT Multi-Manager Mid Cap Growth Fund	$5,724,646

EXHIBIT D

As of January 24, 2011, the Fund had issued and outstanding the shares in the amount set forth in the table attached below.

Fund	Number of Shares Outstanding
NVIT Multi-Manager Mid Cap Growth Fund
Class I	43,326,921.239
Class II	14,580,033.962
Class Y	27,780,311.878

EXHIBIT E

As of January 24, 2011, to the Trust’s knowledge, no person, except as set forth in the table below, had or shared voting or investment power over more than 5% of the outstanding shares of any class (collectively, the “shares”) of the Fund:

Name and Address of Shareholder	Number of Shares Beneficially Owned	Percentage of the class Held by the Shareholder
NVIT Multi-Manager Mid Cap Growth Fund – Class I
NATIONWIDE LIFE INSURANCE COMPANY Po Box 182029 Columbus, OH 43218	20,007,015.773	46.18%
NATIONWIDE LIFE INSURANCE COMPANY Po Box 182029 Columbus, OH 43218	10,090,969.197	23.29%
NATIONWIDE LIFE INSURANCE COMPANY Po Box 182029 Columbus, OH 43218	4,853,069.131	11.20%
NATIONWIDE LIFE INSURANCE COMPANY Po Box 182029 Columbus, OH 43218	3,263,367.891	7.53%
NATIONWIDE LIFE INSURANCE COMPANY Po Box 182029 Columbus, OH 43218	2,747,625.625	6.34%
NVIT Multi-Manager Mid Cap Growth Fund – Class II
NATIONWIDE LIFE INSURANCE COMPANY Po Box 182029 Columbus, OH 43218	13,659,931.421	93.69%
NATIONWIDE LIFE INSURANCE COMPANY Po Box 182029 Columbus, OH 43218	750,135.384	5.14%
NVIT Multi-Manager Mid Cap Growth Fund – Class Y
NVIT Cardinal Capital Appreciation 3435 Stelzer Rd Columbus, OH 43219	8,816,582.401	31.74%
NVIT Cardinal Moderate 3435 Stelzer Rd Columbus, OH 43219	7,003,897.364	25.22%
NVIT Cardinal Balanced 3435 Stelzer Rd Columbus, OH 43219	5,481,167.531	25.21%

NVIT Cardinal Moderate Aggressive 3435 Stelzer Rd Columbus, OH 43219	3,074,734.878	11.07%
NVIT Cardinal Moderate Conservative 3435 Stelzer Rd Columbus, OH 43219	2,149,651.216	7.74%